SUB-ITEM 77Q1(G)

A copy of the agreement and other documents relevant to the information sought in Sub-item 77M with respect to MFS Core Equity Fund are contained in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No. 333-158505) as filed with the Securities and Exchange Commission via EDGAR on April 9, 2009, under the Securities Act of 1933.Such documents are incorporated herein be reference.

A copy of the agreement and other documents relevant to the information sought in Sub-item 77M with respect to MFS Value Fund are contained in the Trust's Registration Statement on Form N-14 on behalf of the Fund (File No.333-158506) as filed with the Securities and Exchange Commission via EDGAR on April 9,2009, under Rule 488 under the Securities Act of 1933.Such documents are incorporated herein be reference.